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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   __________

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                            STERLING COMMERCE, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                        75-2623341
      (State of Incorporation or                            (IRS Employer
               organization)                              Identification No.)


       8080 NORTH CENTRAL EXPRESSWAY
                 SUITE 1100
                DALLAS, TEXAS                                    75206
   (Address of principal executive offices)                    (Zip Code)


If this form relates to the registration of    If this form relates to the
a class of debt securities and is effective    registration of a class of debt
upon filing pursuant to general instruction    securities and is to become
A(c)(1) please check the following box.[_]     effective  simultaneously with
                                               the effectiveness of a concurrent
                                               registration statement under the
                                               Securities Act of 1933 pursuant
                                               to General instruction A(c)(2)
                                               please check the following
                                               box.[_]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
         -------------------                ------------------------------

     PREFERRED STOCK PURCHASE RIGHTS            NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                 NOT APPLICABLE
                                (Title of Class)
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ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.

     On December 18, 1996 the Board of Directors of Sterling Commerce, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $0.01 per share (the "Common Shares"), of the Company outstanding at the close of business on December 31, 1996 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of December 18, 1996 (the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.   EXHIBITS.

          Exhibit
          Number    Exhibit
          ------    -------

          1 Rights Agreement (including a Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto) (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated December 18, 1996 (the "Form 8-K"))

          2 Form of letter to stockholders, to be dated December 31, 1996 (incorporated by reference to Exhibit 2 to the Form 8-
                    K)

          3 Press release, dated December 18, 1996 (incorporated by reference to Exhibit 3 to the Form 8-K)

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              STERLING COMMERCE, INC.


                              By:      /s/ Albert K. Hoover
                                     ----------------------
                                     Albert K. Hoover
                                     Vice President, Legal

Dated:  December 18, 1996

                                      -3-
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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER     EXHIBIT
------     -------

    1 Rights Agreement (including a Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto) (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated December 18, 1996 (the "Form 8-K"))

    2 Form of letter to stockholders, to be dated December 31, 1996 (incorporated by reference to Exhibit 2 to the Form 8-K)

    3 Press release, dated December 18, 1996 (incorporated by reference to Exhibit 3 to the Form 8-K)


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